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                                                                    EXHIBIT 23.1

          CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Polycom, Inc. to be filed with the Securities and Exchange Commission on or about May , 1998 and to the incorporation by reference therein in our report dated January 20, 1998, except for note 15b, for which the date is February 19, 1998, with respect to the consolidated financial statements of Polycom, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

    We also consent to the incorporation by reference therein of our report dated January 20, 1998, except for note 15b, for which the date is February 19, 1998, with respect to the financial statement schedule of Polycom, Inc. for the year ended December 31, 1997 included in the Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                          /s/ COOPERS & LYBRAND L.L.P.

San Jose, California
May 12, 1998